BGSF, Inc. Announces Review of Strategic Alternatives
and Suspension of Quarterly Cash Dividend

PLANO, Texas – (May 8, 2024) – BGSF, Inc. (NYSE: BGSF), a national provider of consulting, managed services, and workforce solutions, today announced that its Board of Directors has initiated a process to evaluate potential strategic alternatives and has engaged Houlihan Lokey as its financial advisors in this endeavor to maximize shareholder value, and the Company has also suspended its quarterly cash dividend until this strategic review is complete.

“Given the continued dislocation of BGSF’s public market valuation, the Board and I believe evaluating strategic alternatives and suspending the cash dividend are prudent measures as we continue to look for ways to maximize value for our shareholders,” said Beth Garvey, Chair, President, and Chief Executive Officer.

There are no assurances of the timing or outcome of this review or that this review will result in a merger, divestiture, sale, or other transaction, and the Company will not comment further until it determines that disclosure is appropriate or required.

About BGSF
BGSF provides consulting, managed services and workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Solutions, and Property Management (apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 121st largest U.S. staffing company and the 52nd largest IT staffing firm in 2023. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including, among other things, risks relating to volatility and uncertainty in the capital markets, availability of suitable third parties with which to conduct any strategic transaction, whether the Company will be able to pursue a strategic transaction, or whether any such transaction, if pursued, will be completed successfully and on attractive terms, or at all, the risks associated with undertaking a review of strategic alternatives, including in respect of relationships with stockholders, employees, customers, and suppliers, as well as risks and uncertainties listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.